UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Alliance Data Systems Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 20, 2015, Alliance Data Systems Corporation (the "Company") filed with the Securities and Exchange Commission and commenced mailing its proxy statement for its 2015 Annual Meeting of Stockholders to be held Wednesday, June 3, 2015 (the "2015 Proxy Statement").  Proposal Three in the 2015 Proxy Statement seeks approval of the 2015 Omnibus Incentive Plan to replace the Company's existing 2010 Omnibus Incentive Plan (the "Old Plan") that terminates on June 30, 2015, and does not permit any further grants to be made after such termination.

In clarification of the information previously included in the 2015 Proxy Statement, the Company commits to grant awards representing no greater than 10,000 shares pursuant to the Old Plan between the date of this filing and the termination of the Old Plan on June 30, 2015.